Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
November 4, 2019	TRADED: Nasdaq

LANCASTER COLONY REPORTS FIRST QUARTER SALES AND EARNINGS
WESTERVILLE, Ohio, November 4 - Lancaster Colony Corporation (Nasdaq: LANC) today reported results for the company’s fiscal first quarter ended September 30, 2019. Highlights for the quarter are as follows:

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Consolidated net sales increased 6.4% to a first quarter record $337.1 million versus $316.7 million last year. Excluding net sales attributed to Bantam Bagels and Omni Baking Company, both of which were acquired in the second quarter of fiscal 2019, consolidated net sales increased 2.6%.

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Retail net sales grew 2.0% to $166.1 million. Excluding the incremental contribution from Bantam Bagels, Retail net sales improved 1.5%. Organic sales growth was driven by higher sales of Marzetti® produce dressings, veggie dips and caramel dips, increased sales of frozen garlic bread and continued volume gains for shelf-stable dressings and sauces sold under license agreements partially offset by declines in flatbread wraps and frozen dinner rolls and our decision to selectively exit some low-margin private-label business.

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Foodservice net sales grew 11.1% to $171.0 million. Excluding the impact from the Bantam Bagels and Omni Baking acquisitions, Foodservice net sales increased 3.9% with national chain restaurant accounts, branded products and frozen pasta products all contributing to growth. Incremental Foodservice net sales totaled $3.2 million for Bantam Bagels and $7.9 million for Omni Baking. The Omni Baking sales are attributed to a temporary supply agreement that is expected to end no later than November 2020.

•	Consolidated gross profit grew $10.9 million or 13.4% to $92.1 million driven by the increased sales volumes, continued cost savings from our lean six sigma program and some favorable commodity costs.

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SG&A expenses increased $7.4 million to $39.5 million including $2.7 million in spend for our ERP initiative. SG&A expenses were also impacted by increased investments in consumer promotions and higher personnel costs along with incremental expenses attributed to Bantam Bagels.

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The restructuring and impairment charge of $0.9 million is the result of our decision to close our frozen bread facility in Saraland, Alabama. Production at that facility ceased in mid-July and was subsequently moved to other facilities within our manufacturing network. We do not anticipate any significant additional charges attributed to this plant closure.

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Consolidated operating income increased 5.3% to $51.7 million from $49.1 million in the prior year driven by the gross profit improvement. Retail segment operating margin improved from 20.9% to 21.3% while Foodservice segment operating margin increased from 12.3% to 13.9%.

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Net income was $40.7 million, or $1.48 per diluted share, compared to $39.0 million, or $1.42 per diluted share, last year. Spend for the ERP initiative decreased net income by $2.1 million or $0.08 per diluted share and the restructuring and impairment charge reduced net income by $0.7 million or $0.02 per diluted share.

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The regular quarterly cash dividend was continued at the higher level of $0.65 per share set in November 2018. The company’s balance sheet remained debt free on September 30, 2019 with $173 million in cash and equivalents.

CEO David A. Ciesinski commented, “We were pleased to see the uptick in Retail sales growth and continued strength in Foodservice sales resulting in a record level of consolidated net sales for our fiscal first quarter. The increased sales combined with our supply chain team’s ongoing lean six sigma program and other initiatives helped drive our consolidated gross margin up nearly 170 basis points to 27.3%.”
“Looking ahead to our fiscal second quarter, historically our biggest sales quarter of the year, we will remain focused on our core strategic initiatives to grow our base business, pursue and achieve supply chain cost savings, and continue to integrate our recent acquisitions. Our ERP initiative, Project Ascent, is also progressing as planned with our internal team fully assembled and working with our system integrator. We will pursue a ‘fit-to-standard’ approach for the design and installation of an SAP software solution with the initial deployment planned to commence in the first half of fiscal 2021.”
Conference Call on the Web
The company’s first quarter conference call is scheduled for this morning, November 4, at 10:00 a.m. ET. You may access a live webcast of the call through a link on the company’s Internet home page at www.lancastercolony.com. A replay of the webcast will also be made available on the company website.
About the Company
Lancaster Colony Corporation is a manufacturer and marketer of specialty food products for the retail and foodservice channels.

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Forward-Looking Statements
We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	the ability to successfully grow recently acquired businesses;

•	the extent to which recent and future business acquisitions are completed and acceptably integrated;

•	difficulties in designing and implementing our new enterprise resource planning system;

•	cyber-security incidents, information technology disruptions, and data breaches;

•	price and product competition;

•	the reaction of customers or consumers to price increases we may implement;

•	adverse changes in freight, energy or other costs of producing, distributing or transporting our products;

•	fluctuations in the cost and availability of ingredients and packaging;

•	the impact of customer store brands on our branded retail volumes;

•	dependence on contract manufacturers, distributors and freight transporters;

•	changes in demand for our products, which may result from loss of brand reputation or customer goodwill;

•	the success and cost of new product development efforts;

•	dependence on key personnel and changes in key personnel;

•	the effect of consolidation of customers within key market channels;

•	the lack of market acceptance of new products;

•	the possible occurrence of product recalls or other defective or mislabeled product costs;

•	the potential for loss of larger programs or key customer relationships;

•	capacity constraints that may affect our ability to meet demand or may increase our costs;

•	maintenance of competitive position with respect to other manufacturers;

•	changes in estimates in critical accounting judgments;

•	the impact of any regulatory matters affecting our food business, including any required labeling changes and their impact on consumer demand;

•	the outcome of any litigation or arbitration;

•	efficiencies in plant operations;

•	stability of labor relations;

•	adequate supply of skilled labor;

•	the impact, if any, of certain contingent liabilities associated with our withdrawal from a multiemployer pension plan;

•	the impact of fluctuations in our pension plan asset values on funding levels, contributions required and benefit costs; and

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risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).

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Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on statements that are based on current expectations.

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FOR FURTHER INFORMATION:	Dale N. Ganobsik, Vice President, Investor Relations and Treasurer
Lancaster Colony Corporation
Phone: 614/224‑7141
Email: ir@lancastercolony.com

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LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands except per-share amounts)

	Three Months Ended September 30,
	2019	2018
Net sales	$337,054	$316,654
Cost of sales	244,946	235,455
Gross profit	92,108	81,199
Selling, general & administrative expenses	39,455	32,079
Change in contingent consideration	63	—
Restructuring and impairment charges	886	—
Operating income	51,704	49,120
Other, net	1,427	1,314
Income before income taxes	53,131	50,434
Taxes based on income	12,386	11,406
Net income	$40,745	$39,028

Net income per common share: (a)
Basic and diluted	$1.48	$1.42

Cash dividends per common share	$0.65	$0.60

Weighted average common shares outstanding:
Basic	27,442	27,424
Diluted	27,517	27,514

(a)Based on the weighted average number of shares outstanding during each period.

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LANCASTER COLONY CORPORATION
BUSINESS SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended September 30,
	2019	2018
NET SALES
Retail	$166,077	$162,748
Foodservice	170,977	153,906
Total Net Sales	$337,054	$316,654

OPERATING INCOME
Retail	$35,435	$33,948
Foodservice	23,789	18,861
Restructuring and Impairment Charges	(886)	—
Corporate Expenses	(6,634)	(3,689)
Total Operating Income	$51,704	$49,120

LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	September 30, 2019	June 30, 2019
ASSETS
Current assets:
Cash and equivalents	$173,461	$196,288
Receivables	91,554	75,691
Inventories	94,425	86,072
Other current assets	9,211	10,518
Total current assets	368,651	368,569
Net property, plant and equipment	280,859	247,044
Other assets	312,831	289,786
Total assets	$962,341	$905,399

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$84,497	$76,670
Accrued liabilities	52,076	43,036
Total current liabilities	136,573	119,706
Noncurrent liabilities and deferred income taxes	76,103	58,820
Shareholders’ equity	749,665	726,873
Total liabilities and shareholders’ equity	$962,341	$905,399
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